Exhibit 10.87

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This First Amendment, dated as of May 31, 2003 (this “First Amendment”), to the Registration Rights Agreement, dated as of December 8, 2000 (the “Registration Rights Agreement”), by and between RF Monolithics, Inc., a Delaware corporation (the “Company”), and Wells Fargo Business Credit, Inc., a Minnesota corporation, as the purchaser of the Warrants (the “Initial Holder”). Terms defined in the Registration Rights Agreement shall be used in this First Amendment with their defined meanings unless otherwise defined herein.

W I T N E S S E T H :

WHEREAS, the Company and the Initial Holder each wish to amend the Registration Rights Agreement in the manner set forth herein; and

WHEREAS, each of the parties hereto is willing to enter into this First Amendment on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I. AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT.

1. Section 1. The definition of “Warrant Agreement” and “Warrants” contained in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“Warrant Agreements: The Warrant Agreement dated as of December 8, 2000 between the Company and the Initial Holder and the Warrant Agreement dated as of May 31, 2003 between the Company and the Initial Holder, pursuant to each of which the Company issued warrants to purchase its Common Stock to the Initial Holder. “

“Warrants: The warrants issued pursuant to any of the Warrant Agreements.”

2. Section 10.1. Section 10.1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“10.1 Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions contained in the Warrant Agreements.”

3. Section 10.9. Section 10.9 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“10.9 Entire Agreement. This Agreement, together with the Warrant Agreements, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, whether written or oral.”

SECTION II. MISCELLANEOUS.

1. No Change. Except as expressly provided herein, no term or provision of the Registration Rights Agreement shall be amended, modified or supplemented, and each term and provision of the Registration Rights Agreement shall remain in full force and effect.

2. Effectiveness. This First Amendment shall become effective as of the date hereof upon receipt by the Initial Holder of a counterpart hereof duly executed by the Company.

3. Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, and said counterparts taken together shall be deemed to constitute one and the same instrument.

4. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

COMPANY:

RF MONOLITHICS, INC.

By:	/s/ DAVID KIRK
Name: David Kirk Title: President

HOLDER:

WELLS FARGO BUSINESS CREDIT, INC.

By:	/s/ ALAN NEIS
Name: Alan Neis Title: Vice President

3